Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 1, 2006, except for Note 16, last paragraph, which is dated September 20, 2006, in the Registration Statement (Form S-1 No. 333-000000) and related Prospectus of USA Technologies, Inc. dated April 12, 2007.

/s/ Goldstein Golub Kessler LLP

New York, New York
April 12, 2007